Exhibit 5.1

Tel: 514-931-0841	BDO Canada s.r.l./S.E.N.C.R.L./LLP
Fax: 514-931-9491	1000 De La Gauchetière Street West
www.bdo.ca	Suite 200
Montréal, Québec H3B 4W5

Consent of Independent Registered Public Accounting Firm

Cardiol Therapeutics Inc.

Oakville, Ontario

We hereby consent to the incorporation by reference in this Registration Statement, on Form F-10 of Cardiol Therapeutics Inc., of our report dated March 31, 2021, relating to the financial statements of Cardiol Therapeutics Inc., which appears in Exhibit 4.2 to the Registrant’s registration statement on Form F-10 filed with the Securities and Exchange Commission on July 8, 2021, as amended August 3, 2021.

BDO Canada LLP

Montréal, Québec

January 25, 2022